UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2006

Modtech Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-25161	33-0825386
(Commission File Number)	(IRS Employer Identification No.)

2830 Barrett Avenue, Perris, CA	92571
(Address of Principal Executive Offices)	(Zip Code)

(951) 943-4014
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 -CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On May 30, 2006, David M. Buckley resigned as President and Chief Executive Officer of Modtech Holdings, Inc. On June 1, 2006, the company issued a press release, a copy of which is attached as Exhibit 99.1 to this report, announcing the resignation. Mr. Buckley will remain on the board of directors.

Dennis L. Shogren, Chief Financial Officer since June 1, 2003, has been appointed by Modtech’s Board of Directors as interim President and Chief Executive Officer.

Prior to joining the Company, Mr. Shogren held senior level positions at Haskel International from 2001 to 2003 where he was responsible for manufacturing engineering and support functions with additional emphasis on lean manufacturing improvements and for Ameron International from 1997 to 2001 where he was responsible for corporate finance and reporting. He holds an MBA degree from the University of Rochester’s William E. Simon Graduate School of Business Administration and a Bachelor of Science degree in accounting from the State University of New York at Brockport.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements And Exhibits.

99.1 Press release, dated June 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 1, 2006

Modtech Holdings, Inc.

by: /s/ Dennis L. Shogren
Dennis L. Shogren

Interim President and CEO